Exhibit 4.1

                  COMMON STOCK FOR WARRANT EXCHANGE AGREEMENT

This Common Stock For Warrant Exchange Agreement (this "Agreement"), dated March 10, 2006, is entered into by and between Network Installation Corp., a Nevada corporation (the "Company"), and Dutchess Private Equities Fund LP, a Delaware limited partnership (the "Holder").

RECITALS

WHEREAS, the Holder is the beneficial owner of three million three hundred and seventy-nine thousand six hundred and forty-five (3,379,645) shares of the Company's common stock ("Stock").

     WHEREAS, the Holder hereby agrees to exchange one million eight hundred and seventy-nine thousand six hundred and forty-five (1,879,645) of Stock, as described in Section 1.2 below, for a warrant to purchase one million eight hundred and seventy-nine thousand six hundred and forty-five (1,879,645) shares of the Company's common stock at a price equal to one cent ($.01) per share (the "Warrant"). The Warrant may be exercised on a cash or cashless basis at the sole discretion of the Holder, anytime after issuance through and including the fifth (5th) anniversary of its original issuance (the "Expiration Date"). The Company hereby warrants and shall use all commercially reasonable efforts to allow the Holder's date of consideration, for the purposes of resale pursuant to Rule 144, to remain June 11, 2003.

     WHEREAS,  the  parties  hereto  desire  to  enter  into  this  Agreement.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.     AUTHORIZATION  AND  SALE  OF  SHARES.

1.1 Authorization. The Company has, or will have, duly authorized the issuance of the Warrant having the rights, restrictions, privileges and preferences set forth in the form of the Warrant Agreement attached hereto as Exhibit A (the "Warrant Agreement").

1.2 Agreement to Exchange. Subject to the terms and conditions of this Agreement, the Company will issue to the Holder, and the Holder will acquire from the Company, a Warrant to purchase one million eight hundred and seventy nine thousand six hundred and forty-five (1,879,645) shares of Stock in exchange for the cancellation of one million eight hundred and seventy-nine thousand six hundred and forty-five (1,879,645) shares of Stock beneficially owned by the Holder .

1.3 No Public Solicitation. The Holder is not subscribing for the Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to the Holder in connection with investments in securities generally.

1.4. Issuance of Warrant. Within three (3) business days following the execution of this Agreement, the Company shall deliver to the Holder a Warrant registered in the name of the Holder.

2. Representations of the Company. The Company hereby represents and warrants to the Holder, that, to the extent applicable, all representations and warranties of the Company set forth in the Warrant Agreement dated March 10, 2006, are incorporated herein as though fully set forth.

3. Representations of the Holder. The Holder represents and warrants to the Company as follows:

3.1     Intentionally  left  blank.

3.2 Reviews and Inspection. The Holder and his or its representatives and legal counsel have been granted the opportunity to review and inspect the Company's corporate books, financial statements, records, contracts, documents, offices and facilities, and have been afforded an opportunity to ask questions of the Company's officers, employees, agents, accountants and representatives concerning the Company's business. The Holder is relying on its own analysis regarding the Company's operations, financial condition, assets, liabilities and other relevant matters as the Holder deemed necessary or desirable in order to evaluate the merits and risks of the prospective investment contemplated herein. The Holder acknowledges that it has not relied upon any information given to the Holder, or any statements made, by the Company or any officers or directors of the Company, except for the representations and warranties of the Company expressly made herein.

3.3 Holder Due Diligence. The Holder and its representatives are solely responsible for the Holder's own "due diligence" investigation of the Company and its management and business and for the Holder's analysis of the financial future and viability of the Company and desirability of the terms of this investment. The Holder acknowledges that neither the Company nor any officer or director of the Company is making any representation or warranty regarding the Company's financial projections previously given to the Holder or the assumptions underlying such financial projections, as such financial projections are subject to significant business, economic and other uncertainties and contingencies. The Holder acknowledges that if the Company is not able to operate profitably or generate positive cash flows, the Company may have difficulty meeting its obligations and may not be able to continue to operate its business, and the Holder could lose all of its investment. The Holder has such knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risks of the purchase of the Securities pursuant to the terms of this Agreement and of protecting the Holder's interest in connection therewith.

3.4 Accredited Investor Status. The Holder is an "Accredited Investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act because each member of The Holder is an "Accredited Investor" and the Holder is able to bear the economic risk of the purchase of the Securities pursuant to the terms of this Agreement, including a complete loss of the Holder's investment in the Securities.

3.5 Authority for Agreement. The Holder has the full right, power and authority to enter into and perform the Holder's obligations under the this Agreement, and the Agreement constitutes the valid and binding obligations of the Holder enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and rules or laws concerning equitable remedies.

3.6 Governmental Consents. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Holder is required in connection with the valid execution, delivery and performance of this Agreement.

3.7 Not an Investment Company. Neither the Holder nor any of its members is an "investment company" or a company controlled by an "investment company", within the meaning of the Investment Company Act of 1940, or principally engaged in, or undertaking as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock.

3.8 Tax Matters. The Holder has not relied on any statements or representations of the Company or any of its agents with respect to the federal, state, local and foreign tax consequences of this investment and the federal, state, local and foreign tax consequences of transactions contemplated by this Agreement. With respect to such matters, the Holder understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

4.     Reserved

5. Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and there respective successors and permitted assigns. Any party hereunder may assign neither this Agreement nor any of the rights, interests or obligations without prior written consent of the other party.

6. Survival of Representations and Warranties. All agreements, representations and warranties contained herein shall survive the execution and delivery of this Agreement; provided, however, that except as provided above, such representations and warranties need only be accurate as of the date of such execution.

7. Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand or fax or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

     If  to  the  Company,  at  5625 Arville St., Suite E, Las Vegas, NV, 89118.
Attention: President, or at such other address or addresses as may have been furnished in writing by the Company to the Holder.

If  to  the Holder, 50 Commonwealth Ave., Suite 2, Boston, MA, 02116, Attention:
Douglas Leighton, or at such other address or addresses as may have been furnished in writing by the Holder to the Company.

     Notices provided in accordance with this Section shall be deemed delivered upon personal delivery or two business days after deposit in the mail.

8. Brokers. The Holder and the Company (a) represents and warrants to the other party that it has not retained any finders or brokers in connection with the transactions contemplated by this Agreement, and (b) will indemnify and save the other party harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders' fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any statement or representation alleged to have been made by it.

9.     Entire  Agreement.  This  Agreement  is  the  FINAL AGREEMENT between the
Company and the Holder with respect to the terms and conditions set forth herein, and, the terms of this Agreement may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the Parties. The execution and delivery of this Agreement is done in conjunction with the execution of the Warrant Agreement. The execution and delivery of this Agreement shall not alter the prior written agreements between the Company and the Holder.

10. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

12. Section Headings. The Section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

13. Severability. Any part, provision, representation or warranty of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective solely to the extent of such prohibition or non-enforceability without invalidating the remaining provisions hereof.

14. Governing Law - Arbitration. All disputes arising under this agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without regard to principles of conflict of laws. The parties to this agreement will submit all disputes arising under this agreement to arbitration in Boston, Massachusetts before a single arbitrator of the American Arbitration Association ("AAA"). The arbitrator shall be selected by application of the rules of the AAA, or by mutual agreement of the parties, except that such arbitrator shall be an attorney admitted to practice law in the Commonwealth of Massachusetts. No party to this agreement will challenge the jurisdiction or venue provisions as provided in this section. Nothing in
Section 14 shall limit the Holder's right to seek and obtain an injunction for violation of the terms and conditions of this Agreement. Any injunction obtained shall remain in full force and effect until the arbitrator, as set forth in section 14, fully adjudicates the dispute.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



"COMPANY":

NETWORK INSTALLATION CORP.
a Nevada corporation


By:
      /s/Jeffrey R. Hultman
      ---------------------
       Name: Jeffrey R. Hultman
       Title:  President & CEO


By:   /s/Michael Rosenthal
      --------------------
      Name: Michael Rosenthal
      Title:  Chief Financial Officer


"HOLDER":

DUTCHESS PRIVATE EQUITIES FUND  LP


BY: /s/DOUGLAS H. LEIGHTON
    ----------------------
NAME: DOUGLAS H. LEIGHTON
TITLE: MANAGING MEMBER,
DUTCHESS CAPITAL MANAGEMENT, LLC;
GENERAL PARTNER TO:
DUTCHESS PRIVATE EQUITIES FUND, LP

                          EXHIBIT A  WARRANT AGREEMENT

                                WARRANT AGREEMENT

THESE SECURITIES AND THE SECURITIES ISSUABLE UPON THEIR EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT, A "NO ACTION" LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER, A TRANSFER MEETING THE REQUIREMENTS OF RULE 144 OF THE SECURITIES AND EXCHANGE COMMISSION, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.


                           Network Installation Corp.
                           --------------------------
                              WARRANT NO. March302
                              --------------------

                              Dated: March 10, 2006


Network  Installation Corp., a corporation organized under the laws of the State
---------------------------
of Nevada (the "Company"), hereby certifies that, for value received from Dutchess Private Equities Fund, LP (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company up to a total of one million eight hundred and seventy-nine thousand six hundred and forty-five (1,879,645) shares of the Common Stock, $.001 par value per share (the "Common Stock"), of the Company (each such share, a "Warrant Share" and all such shares, the "Warrant Shares") at an exercise price equal to one cent ($.01) per share. The Warrant may be exercised on a cash or cashless basis at the sole discretion of the Holder, anytime after issuance through and including the fifth (5th) anniversary of its original issuance (the "Expiration Date"), subject to the following terms and conditions:

     1.     Registration  of  Warrant.  The Company shall register this Warrant,
            -------------------------
upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

2.     Registration  of  Transfers  and  Exchanges.
       -------------------------------------------

      (a) The Company or the transfer agent shall enter or record the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant to the Company at the office specified herein or pursuant to
Section 11. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a "New Warrant"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a holder of a Warrant.

     (b) This Warrant is exchangeable, upon the surrender hereof by the Holder to the office of the Company specified herein or pursuant to Section 3(b) for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder. Any such New Warrant will be dated the date of such exchange.

     3.     Duration  and  Exercise  of  Warrants.
            -------------------------------------

     (a) This Warrant shall be exercisable by the registered Holder on any business day before 5:00 P.M., Boston time, at any time and from time to time on or after the date hereof to and including the Expiration Date. At 5:00 P.M., Boston time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value. Prior to the Expiration Date, the Company may not call or otherwise redeem this Warrant without the prior written consent of the Holder.

     (b) Subject to Sections 2(b), 6 and 10, upon surrender of this Warrant, with the Form of Election to Purchase attached hereto duly completed and signed, to the Company at its address for notice set forth in Section 11 and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, in the manner provided hereunder, all as specified by the Holder in the Form of Election to Purchase, the Company shall promptly (but in no event later than 5 business days after the Date of Exercise (as defined herein)) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends except either (i) in the event that a registration statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder is not then effective or the Warrant Shares are not freely transferable without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) if this Warrant shall have been issued pursuant to a written agreement between the original Holder and the Company, as required by such agreement. In the case of (i) above, the Warrant Shares will bear a Securities Act restrictive legend. Any person so designated by the Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise (as defined in this subsection) of this Warrant. A "Date of Exercise" means the date on which the Company shall have received (i) this Warrant (or any New Warrant, as applicable), with the Form of Election to Purchase attached hereto (or attached to such New Warrant) appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the holder hereof to be purchased.

     (c) This Warrant shall be exercisable, either in its entirety or, from time to time, for a portion of the number of Warrant Shares. If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant. In the event the Common Stock representing the Warrant Shares is not delivered per the written instructions of the Purchaser, within ten (10) business days after the Notice of Election and Warrant is received by the Company (the "Delivery Date"), then in such event the Company shall pay to Holder two percent (2.0%) in cash, of the dollar value of the Warrant Shares to be issued per each day after the Delivery Date that the Warrant Shares are not delivered. The Company acknowledges that its failure to deliver the Warrant Shares by the Delivery Date will cause the Holder to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Warrant a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties' good faith effort to quantify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty. The payment of liquidated damages shall not relieve the Company from its obligations to deliver the Common Stock pursuant to the terms of this Warrant. The Company shall make any payments incurred under this Section 3 in immediately available funds within five (5) business days from the date of issuance of the applicable Warrant Shares. Nothing herein shall limit Holder's right to pursue actual damages or cancel the Notice of Election for the Company's failure to issue and deliver Common Stock to the Holder within seven
(7)  business  days  following  the  Delivery  Date.

     4.     Registration  Rights.  During  the term of this Warrant, the Company
            --------------------
agrees to use its best efforts to file, upon the Holder's Request, a registration statement with the Securities and Exchange Commission covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder (unless the Warrant Shares are otherwise freely transferable without volume restrictions pursuant to Rule 144(k) or Rule 144A promulgated under the Securities Act of 1933). The registration rights granted to the Holder pursuant to this Section shall continue until all of the Holder's Warrant Shares have been sold in accordance with an effective registration statement or upon the Expiration Date, or as otherwise provided in the Debenture Registration Rights Agreement entered into between the Company and the original Holder as of the original issuance date hereof. The Company will pay all registration expenses in connection therewith.

     5.      Payment of Taxes.  The Company will pay all documentary stamp taxes
             ----------------
attributable to the issuance of Warrant Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

     6.     Replacement  of Warrant.  If this Warrant is mutilated, lost, stolen
            -----------------------
or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and indemnity, if requested, satisfactory to it. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable charges as the Company may prescribe.

     7.     Reservation  of  Warrant Shares.  The Company covenants that it will
            -------------------------------
at all times reserve and keep available out of the aggregate of its authorized but unissued Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 8). The Company covenants that all Warrant Shares that shall be so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. If the Company does not have a sufficient amount of Common Stock authorized to reserve for the Warrant Shares, it shall use its best efforts to place before shareholder vote a proposal to increase the number of its authorized shares as soon as reasonably practicable.

     8.     Certain  Adjustments.  The  Exercise  Price  and  number  of Warrant
            --------------------
Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 8. Upon each such adjustment of the Exercise Price pursuant to this Section 8, the Holder shall thereafter prior to the Expiration Date be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

     (a) An adjustment shall be made, if the Company, at any time while this Warrant is outstanding (i) pays a stock dividend (except scheduled dividends paid on outstanding preferred stock as of the date hereof which contain a stated dividend rate) or otherwise make a distribution or distributions on shares of its Common Stock or on any other class of capital stock and not the Common Stock payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares. If either (i), (ii) or (iii), above occurs, the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination, and shall apply to successive subdivisions and combinations.

     (b) In case of any reclassification of the Common Stock, any consolidation or merger of the Company with or into another person, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then the Holder shall have the right thereafter to exercise this Warrant only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange, and the Holder shall be entitled upon such event to receive such amount of securities or property equal to the amount of Warrant Shares such Holder would have been entitled to had such Holder exercised this Warrant immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the Holder the right to receive the securities or property set forth in this
Section 9(b) upon any exercise following any such reclassification, consolidation, merger, sale, transfer or share exchange.

      (c) If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock (and not to holders of this Warrant) evidence of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Sections 8(a), (b) and (d)), then in each such case the Exercise Price shall be determined by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Exercise Price determined as of the record date mentioned above, and of which the numerator shall be such Exercise Price on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Company's independent certified public accountants that regularly examines the financial statements of the Company (the "Appraiser").

     (d) If, at any time while this Warrant is outstanding, the Company shall issue or cause to be issued rights or warrants to acquire or otherwise sell or distribute shares of Common Stock for a consideration per share less than the lower of the Exercise Price then in effect and the then fair market value of the Common Stock, then, forthwith upon such issue or sale, the Exercise Price shall be reduced to the price (calculated to the nearest one hundredth of a cent) determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issuance, and
(ii) the number of shares of Common Stock which the aggregate consideration received (or to be received, assuming exercise or conversion in full of such rights, warrants and convertible securities) for the issuance of such additional shares of Common Stock would purchase at the Exercise Price, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such an issuance is made.

     (e) For the purposes of this Section 8, the following clauses shall also be applicable:

     (i)  Record  Date.  In  case the Company shall take a record of the holders
          ------------
of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock or in securities convertible or exchangeable into shares of Common Stock, or (B) to subscribe for or purchase Common Stock or securities convertible or exchangeable into shares of Common Stock, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

     (ii)  Treasury Shares.  The number of shares of Common Stock outstanding at
           ---------------
any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

      (f) All calculations under this Section 8 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

     (g) Whenever the Exercise Price is adjusted pursuant to Section 8(c) above, the Holder, after receipt of the determination by the Appraiser, shall have the right to select an additional appraiser (which shall be a nationally recognized accounting firm), in which case the adjustment shall be equal to the average of the adjustments recommended by each of the Appraiser and such additional appraiser appointed under this subsection (g). The Holder shall promptly mail or cause to be mailed to the Company, a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such adjustment shall become effective immediately after the record date mentioned above, if:

     (i) the Company shall declare a dividend (or any other distribution) on its Common Stock; or

     (ii) the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

     (iii) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

     (iv) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

     (v) the Company shall authorize the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall cause to be mailed to the Holder at their last addresses as they shall appear upon the Warrant Register, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up; provided, however, that
                                                         --------  -------
the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

     9.     Payment  of  Exercise  Price.  The Holder, at its sole election, may
            ----------------------------
pay  the  Exercise  Price  in  one  of  the  following  manners:

     (a)     Cash  Exercise.  The  Holder  shall  deliver  immediately available
             --------------
funds;  or
(b)     Cashless  Exercise.  If  at  any  time  after  one year from the date of
        ------------------
issuance of this Warrant there is no effective Registration Statement registering the resale of the Warrant Shares by the Holder at such time, this Warrant may also be exercised at such time by means of a "cashless exercise." The Holder shall surrender this Warrant to the Company together with a notice of cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

     X  =  Y  (A-B)/A
                    where:
     X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the average closing bid price of the Common Stock for the five (5) trading days immediately prior to the Date of Exercise.

     B  =  the  Exercise  Price.

For purposes of Rule 144 of the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have been commenced, on the issue date.

               (c) The Holder is limited in the amount of this Warrant it may exercise. In no event shall the Holder be entitled to exercise any amount of this Warrant in excess of that amount upon exercise of which the sum of (1) the number of shares of Common Stock beneficially owned (as such term is defined under Section 13(d) and Rule 13d-3 of the Securities Exchange Act of 1934 (the 1934 Act")) by the Holder, and (2) the number of Warrant Shares issuable upon the exercise of any Warrants then owned by Holder, would result in beneficial ownership by the Holder of more than 9.9% of the outstanding shares of Common Stock of the Company, as determined in accordance with Rule13d-1(j). Furthermore, the Company shall not process any exercise that would result in beneficial ownership by the Holder of more than 9.9% of the outstanding shares of Common Stock of the Company.

     10.     Fractional  Shares.  The  Company shall not be required to issue or
             ------------------
cause to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares which shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 10, be issuable on the exercise of this Warrant, the Company shall pay an amount in cash equal to the Exercise Price multiplied by such fraction.

     11.     Notices.  Any and all notices or other communications or deliveries
             -------
hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:00 p.m. (Boston time) on a business day, (ii) the business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:00 p.m. (Boston time) on any date and earlier than 11:59 p.m. (Boston time) on such date, (iii) the business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, to:

Network  Installation  Corp.
5625  Arville  St.,  Suite  E
Las  Vegas,  NV  89118
Telephone:  702-889-8777
Facsimile:  702-279-8934

     or (ii) if to the Holder, to the Holder at the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section 11.

     12.     Warrant Agent.  The Company shall serve as warrant agent under this
             -------------
Warrant Agreement. Upon thirty (30) days notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

     13.     Miscellaneous.
             -------------

     (a) This Warrant Agreement shall be binding on and inure to the benefit of the parties hereto. This Warrant may be amended only in writing signed by the Company and the Holder.

     (b) Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or cause under this Warrant. This Warrant shall inure to the sole and exclusive benefit of the Company and the Holder.

      (c) This Warrant shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts without regard to the principles of conflicts of law thereof.

(d) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

     (e) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

     14.  Disputes  Under  This  Agreement.
          ---------------------------------

     All disputes arising under this agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without regard to principles of conflict of laws. The parties to this agreement will submit all disputes arising under this agreement to arbitration in Boston, Massachusetts before a single arbitrator of the American Arbitration Association ("AAA"). The arbitrator shall be selected by application of the rules of the AAA, or by mutual agreement of the parties, except that such arbitrator shall be an attorney admitted to practice law in the Commonwealth of Massachusetts. No party to this agreement will challenge the jurisdiction or venue provisions as provided in this section.

     Nothing in this section shall limit the Holder's right to obtain an injunction for a breach of this Agreement from a court of law.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.



                           Network Installation Corp.
                          ----------------------------


By:_________________________________
Name:    Jeffrey  Hultman
Title:   Chief  Executive  Officer


By__________________________________
Name:  Michael  Kelley
Title: Director

                     EXHIBIT 1 FORM OF ELECTION TO PURCHASE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To:  Network  Installation  Corp.
     ----------------------------

     In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase _____________ shares of Common Stock ("Common Stock"), $.001 par value per share, of Network
                                                                         -------
Installation  Corp.and,  if  such  Holder is not utilizing the cashless exercise
 ------------------
provisions  set  forth  in  this  Warrant,  encloses herewith $________ in cash,
 --
certified  or  official bank check or checks, which sum represents the aggregate
 --
Exercise Price (as defined in the Warrant) for the number of shares of Common Stock to which this Form of Election to Purchase relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant.

     The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of


                         PLEASE  INSERT  SOCIAL  SECURITY  OR
                         TAX  IDENTIFICATION  NUMBER




     (Please  print  name  and  address)

     If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a New Warrant (as defined in the Warrant) evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:


     (Please  print  name  and  address)





Dated:  _____________,  _____               Name  of  Holder:

     (Print)

     (By:)
     (Name:)
(Title:)
(Signature must conform in all respects to name of holder as specified on the face of the Warrant)